UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported): January 25, 2009

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2009, Modine Manufacturing Company (the “Company” or “Modine”) entered into a retirement agreement (the “Retirement Agreement”) with its Regional Vice President – Americas, James R. Rulseh, who intends to retire from the Company effective May 31, 2009.  The Retirement Agreement became irrevocable on January 25, 2009.  Mr. Rulseh’s last day of active employment with the Company will be January 31, 2009.  As previously disclosed in the Company’s Current Report on Form 8-K dated January 9, 2009, Thomas G. Cromwell is succeeding Mr. Rulseh as Regional Vice President - Americas.

Pursuant to the Retirement Agreement, Mr. Rulseh will receive from the Company certain payments and benefits, including, among others: payment bi-weekly of an amount equal to his current bi-weekly salary under a paid leave of absence until May 31, 2009; payment bi-weekly of an amount equal to his current bi-weekly salary from June 1, 2009 until January 31, 2010; acceleration of the vesting of all shares of restricted stock scheduled to vest for Mr. Rulseh under the Company’s incentive plans after May 31, 2009, subject to approval of the Board of Directors; eligibility to participate through May 31, 2009 in the Compnay's long-term incentive program for new grants of restricted stock awards and stock options; pro-rata vesting of performance stock awards under the Company’s incentive plans at the end of the applicable performance periods (if paid); payment of premiums for health and dental insurance through May 31, 2010 and, thereafter, payment of $6,384 per year until age 65, unless Mr. Rulseh is eligible for group health insurance coverage with a new employer prior to such time; payment for an executive physical prior to retirement; and payment for employment transition assistance up to $7,500.

In addition, the Retirement Agreement provides that the Company will enter into a consulting arrangement with Mr. Rulseh, beginning on June 1, 2009 and concluding on November 30, 2009, pursuant to which Mr. Rulseh will serve in the role of Special Assistant to the Chief Executive Officer and provide services as directed by the Company’s CEO in exchange for a net fee of $20,000 for each month of such service.

The Retirement Agreement also provides for a general waiver and release of claims, non-disclosure of confidential information, non-solicitation and restrictions on competition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ Margaret C. Kelsehy
Margaret C. Kelsey Vice President, Corporate Development, General Counsel and Secretary

Date:  January 28, 2009

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